Exhibit (h)(20)

FIRST AMENDMENT TO INVESTMENT ACCOUNTING AGREEMENT

          This FIRST AMENDMENT TO INVESTMENT ACCOUNTING AGREEMENT (the “Amendment”) is made and entered into as of May 31, 2012 by and among each open-end registered investment company identified on Schedule A attached to the Agreement (as defined below) (each, a “Client” and collectively, the “Clients”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”).

WITNESSETH:

          WHEREAS, Client and State Street are parties to that certain Investment Accounting Agreement dated as of November 20, 2007 (the “Agreement”); and

          WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the terms and conditions outlined below;

          NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree as follows:

1.	Expense Payment Services. The following provision is hereby added to the end of Schedule B attached to the Agreement:

“Only as to the College Retirement Equities Fund, provide expense payment services with regards to invoices from third party vendors.”

2.	Amended Schedule A. Schedule A attached to the Agreement is hereby amended and replaced in its entirety with Schedule A attached hereto.

3.

General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as amended hereby, the Agreement is hereby ratified and confirmed and remains in full force and effect.

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[Signature Page to First Amendment]

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers

Name:	Michael F. Rogers
Title:	Executive Vice President

COLLEGE RETIREMENT EQUITIES FUND, on behalf of its respective Portfolios as listed on Schedule A hereto, severally and not jointly

By:	/s/ Phillip G. Goff

Name:	Phillip G. Goff
Title:	SVP, Funds Treasurer

TIAA-CREF FUNDS, on behalf of its respective Portfolios as listed on Schedule A hereto, severally and not jointly

By:	/s/ Phillip G. Goff

Name:	Phillip G. Goff
Title:	SVP, Funds Treasurer

TIAA-CREF LIFE FUNDS, on behalf of its respective Portfolios as listed on Schedule A hereto, severally and not jointly

By:	/s/ Phillip G. Goff

Name:	Phillip G. Goff
Title:	SVP, Funds Treasurer

TIAA SEPARATE ACCOUNT VA-1, on behalf of its respective Portfolio as listed on Schedule A hereto

By:	/s/ Phillip G. Goff

Name:	Phillip G. Goff
Title:	SVP, Funds Treasurer

SCHEDULE A
TO
Investment Accounting Agreement

The Funds

I. College Retirement Equities Fund

(a New York nonprofit membership corporation registered with the Securities and Exchange Commission as an open end management investment company on Form N-3).

II. TIAA–CREF Funds

(a Delaware statutory trust registered with the Securities and Exchange Commission as an open end management investment company on Form N-1A).

III. TIAA–CREF Life Funds

(a Delaware statutory trust registered with the Securities and Exchange Commission as an open end management investment company on Form N-1A)

IV. TIAA Separate Account VA-1

(a separate account of Teachers Insurance and Annuity Association of America registered with the Securities and Exchange Commission as an open end management investment company on Form N-3)

The Portfolios of the Funds

The Portfolios of each Fund are listed below:

I.	College Retirement Equities Fund

Portfolios:

Stock Account
Global Equities Account
Growth Account
Equity Index Account
Bond Market Account
Inflation-Linked Bond Account
Social Choice Account
Money Market Account

SCHEDULE A
(CONTINUED)

II.	TIAA–CREF Funds

Portfolios:

Growth & Income	Equity Index	Bond
International Equity	S&P 500 Index	Bond Plus
Emerging Markets Equity	Small-Cap Blend Index	Short-Term Bond
Large-Cap Growth	International Equity Index	High-Yield
Large-Cap Value	Emerging Markets Equity Index	Tax-Exempt Bond
Mid-Cap Growth	Enhanced International Equity Index	Inflation-Linked Bond
Mid-Cap Value	Enhanced Large-Cap Growth Index	Bond Index
Small-Cap Equity	Enhanced Large-Cap Value Index	Money Market
Large-Cap Growth Index	Social Choice Equity	Real Estate Securities
Large-Cap Value Index	Global Natural Resources	Managed Allocation

TIAA-CREF Lifecycle and Lifecycle Index Funds

Lifecycle 2010	Lifecycle Index 2010
Lifecycle 2015	Lifecycle Index 2015
Lifecycle 2020	Lifecycle Index 2020
Lifecycle 2025	Lifecycle Index 2025
Lifecycle 2030	Lifecycle Index 2030
Lifecycle 2035	Lifecycle Index 2035
Lifecycle 2040	Lifecycle Index 2040
Lifecycle 2045	Lifecycle Index 2045
Lifecycle 2050	Lifecycle Index 2050
Lifecycle 2055	Lifecycle Index 2055
Lifecycle Retirement Income	Lifecycle Index Retirement Income

TIAA-CREF Lifestyle Funds

Lifestyle Income	Lifestyle Growth
Lifestyle Conservative	Lifestyle Aggressive
Lifestyle Moderate

III.	TIAA-CREF Life Funds

Portfolios:

Growth Equity
Growth & Income
International Equity

SCHEDULE A
(CONTINUED)

Large-Cap Value
Small-Cap Equity
Stock Index
Social Choice Equity
Real Estate Securities
Bond
Money Market

IV.	TIAA Separate Account VA-1

Portfolio:

Stock Index Account